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                               ULTRATECH STEPPER, INC.

                                   EXHIBIT 10.18.2
               SECOND AMENDMENT TO CREDIT AGREEMENT AND PROMISSORY NOTE

   This Second Amendment to Credit Agreement is entered into this 29 day of March, 1996, by and between ULTRATECH STEPPER, INC., a Delaware corporation, (herein referred to as the "Borrower") and FIRST INTERSTATE BANK OF CALIFORNIA, a California banking corporation, (herein referred to as the "Bank").

   This Second Amendment amends that certain Credit Agreement dated as of November 23, 1994 and that certain First Amendment thereto dated as of May 31, 1995, each of which were executed by and between the Borrower and the Bank and that certain Promissory Note dated November 23, 1994 executed by the Borrower in favor of the Bank which was amended by that certain First Amendment thereto dated as of May 31, 1995, executed by and between the Borrower and the Bank as follows:

   CREDIT AGREEMENT:

   1. Delete "June 30, 1997" and replace with "June 30, 1999", wherever it appears;

   2. Section 1.01, DEFINED TERMS, page 3:  add the following new definition

   "Effective Tangible Net Worth": At any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) and net of the effect of any unrealized gains or losses on investments which effect equity accounts of the Borrower and its consolidated Subsidiaries plus subordinated debt minus intangible assets (including, without limitation, franchises, patents, patent applications, trademarks, brand names, goodwill and research and development expenses), on a consolidated basis determined in conformity with GAAP.";

   3. Section 2.01(c), Commitment Fee, page 8: delete this paragraph in its entirety and replace with

   "The Borrower agrees to pay to the Bank a commitment fee on the average daily unused portion of the Revolving Commitment from the date hereof until the Maturity Date at the rate of one-fourth of one percent per annum, on the last day of each calendar quarter commencing on the first such date occurring after the date of this Agreement and on the Maturity Date.";

   4. Section 2.03(c), EURO Rate Loans, paragraph 1, page 9: line 4, delete "one and one-eighth" and replace with "one"; line 7, delete "one and one-eighth" and replace with "one"; line 8, delete "one and one-fourth" and replace with "one and one-eighth"; and line 9, delete "one and one-half" and replace with "one and one-fourth";

   5. Section 2.03(c), EURO Rate Loans, paragraph 2, page 9: delete "0.25%" and replace with "0.125%";

   6. Section 6.02(a), Quick Ratio, page 26: delete "1.50" and replace with "1.25";
   7. Section 6.02(b), Leverage Ratio, page 26: delete this paragraph in its entirety and replace with

   Permit the ratio of Consolidated Liabilities less subordinated debt to Effective Tangible Net Worth at any quarter's end to be more than 1.0:1.0.

   8. Section 6.02(c), Consolidated Tangible Net Worth, page 26: delete this section and its header and replace with

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   "Effective Tangible Net Worth.  Permit Effective Tangible Net Worth at any
quarter's end to be less than $170,000,000 plus seventy-five percent of the Borrower's net profits after tax (without deduction for losses) plus one hundred percent of new equity, less payments on subordinated debt, adjusted on a quarterly basis. Notwithstanding the foregoing, Effective Tangible Net Worth may be reduced by the amount of any acquisition related non-cash write-offs or the amount of any acquisition related intangible assets acquired or intangible asset write-offs of up to a maximum of $50,000,000 during the term of this Agreement provided the Borrower remains in compliance with all of the terms and conditions contained in this Agreement after any such merger or acquisition.";

   9. Section 6.02(f), Dividends, Etc., page 27: delete "$1,000,000" and replace with "$15,000,000";

   10. Section 6.02(g), Consolidation, Merger, page 27: delete "$10,000,000" and replace with "$50,000,000";

   11. Section 6.02(g), Consolidation, Merger, line 5, page 27: delete "in any one fiscal year" and replace with "during the term of this Agreement";

   12. Section 6.02(g), Consolidation, Merger, line 2, page 27: insert the following after "entity" "(consolidations, mergers and/or acquisitions are limited to corporations and/or entities in the Borrower's industry which after the close of a consolidation, merger and/or acquisition will result in either a vertical or horizontal integration with the Borrower's existing business. The Borrower is specifically prohibited from any consolidation, merger and/or acquisition with any corporation and/or entity that is unrelated to the Borrower's existing business which is described as the supply of capital equipment to the semiconductor, thin film head or micro-machining markets.)";

   13. Section 6.02(k), Capital Expenditures, page 28: delete this section and its header;

   14. Reletter Section 6.02 (l), Profitability, page 28 as Section 6.02(k);

   15. Section 6.02(k), Profitability, page 28: delete "five percent" and replace with "seven percent"; and

   16. Section 6.02(k), Profitability, page 28: add the following at the end of the paragraph

   "Notwithstanding the preceding, during one of the Borrower's allowed loss quarters it may post one quarterly net loss per fiscal year as an exclusive result of acquisition related non-cash write-offs and associated cash expenses (such as legal, accounting and/or M&A advisory fees)and the Borrower may post one annual net loss during the term of this Agreement resulting exclusively from non-cash acquisition or merger related write-offs provided the Borrower remains in compliance with all of the terms and conditions contained in this Agreement after any such quarter or annual net loss.".

   PROMISSORY NOTE:

   1. Delete "June 30, 1997" and replace with "June 30, 1999", wherever it appears.

                              - - - - - - - - - - - - -

   Except as specifically amended in this Second Amendment or to the extent necessary to be consistent with the provisions of this Second Amendment, the Credit Agreement and First Amendment thereto and the Promissory Note and First Amendment thereto shall continue in full force and effect and be binding upon the Borrower and the Bank notwithstanding the execution and delivery of this Second Amendment.

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   IN WITNESS WHEREOF, the parties hereto have duly executed this Second
Amendment as of the day and year first hereinabove written.

FIRST INTERSTATE BANK             ULTRATECH STEPPER, INC.
OF CALIFORNIA


 /s/ Mary W. Lernihan              /s/William G. Leunis, III
- - - ---------------------------        --------------------------
By: Mary W. Lernihan              By: William G. Leunis, III
    -----------------                 -----------------------
Its: Vice President               Its: VP Finance, CFO
     ----------------                  ----------------------


/s/Scott Ranelletti
- - - ---------------------------
By:  Scott Ranelletti
     ----------------
Its: Assistant Vice President
     ------------------------

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